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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 27, 2014, in the Registration Statement (Form S-1) filed with the Securities and Exchange Commission on August 12, 2014 and related Prospectus of Vitae Pharmaceuticals, Inc. for the registration of shares of its common stock.

                      /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
August 12, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm